Prospectus Supplement No. 7 (to Prospectus dated April 25, 2024)	Filed Pursuant to Rule 424(b)(3) Registration No. 333-278673
Prospectus Supplement No. 3 (to Prospectus dated August 12, 2024)	Registration No. 333-280366

BRAND ENGAGEMENT NETWORK INC.

46,752,838 Shares of Common Stock (Inclusive of 21,190,316 Shares of Common Stock

Underlying Warrants, 1,583,334 Shares of Common Stock Underlying Convertible Notes and 163,407 Shares of Common Stock Underlying Options)

6,126,010 Warrants to Purchase Common Stock

6,393,333 Shares of Common Stock (Inclusive of 4,200,000 Shares of Common Stock

Underlying Warrants)

This prospectus supplement updates and supplements the prospectus of Brand Engagement Network Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”), dated April 25, 2024, which forms a part of our Registration Statement on Form S-1, as amended (Registration No. 333-278673) (the “April Prospectus”) and the prospectus dated August 12, 2024, which forms a part of our Registration Statement on Form S-1, as amended (Registration No. 333-280366) (the “August Prospectus,” together with the April Prospectus, the “Prospectuses”). This prospectus supplement is being filed to update and supplement the information in the Prospectuses with the information contained in our Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on August 22, 2024. Accordingly, we have attached the Form 8-K to this prospectus supplement.

This prospectus supplement should be read in conjunction with the Prospectuses. This prospectus supplement updates and supplements the information in the Prospectuses. If there is any inconsistency between the information in the Prospectuses and this prospectus supplement, you should rely on the information in this prospectus supplement.

Our common stock, par value $0.0001 per share (the “Common Stock”) and the public warrants representing the right to acquire one share of Common Stock for $11.50 (the “Public Warrants”), are listed on Nasdaq under the symbols “BNAI,” and “BNAIW”, respectively. On August 22, 2024, the last reported sales price of the Common Stock was $1.73 per share, and the last reported sales price of our Public Warrants was $0.10 per Public Warrant. We are an “emerging growth company” and a “smaller reporting company” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for this and future filings.

Investing in our securities involves risk. See “Risk Factors” beginning on page 6 of the April Prospectus and page 7 of the August Prospectus to read about factors you should consider before investing in shares of our Common Stock and Public Warrants.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is August 22, 2024

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2024

BRAND ENGAGEMENT NETWORK INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40130	98-1574798
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

145 E. Snow King Ave

PO Box 1045

Jackson, WY 83001

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (312) 810-7422

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BNAI	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	BNAIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 8.01 of this Current Report on Form 8-K (the “Report”) in relation to the Conversion Shares is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Co-Chief Executive Officer and Director

On August 22, 2024 (the “Separation Date”), Brand Engagement Network Inc. (the “Company”) and its Co-Chief Executive Officer, Michael Zacharski, mutually agreed to Mr. Zacharski’s separation from the Company. Mr. Zacharski tendered his resignation as Co-Chief Executive Officer of the Company and as a member of the Company’s board of directors (the “Board”) on the Separation Date, which resignation was effective as of August 16, 2024 (the “Separation Effective Date”). Mr. Zacharski’s resignation as a director was not the result of any disagreement with the Company or its management on any matter relating to the Company’s operations, policies, or practices.

On the Separation Date, in connection with Mr. Zacharski’s resignation, the Company and Mr. Zacharski entered into a Separation and Release Agreement (the “Separation Agreement”), pursuant to which Mr. Zacharski is entitled to receive (i) any unpaid base salary earned and accrued through the Separation Date; (ii) any accrued, unused vacation as of the Separation Date; (iii) a cash bonus equaling $250,000, which represents 50% of Mr. Zacharski’s cash bonus previously earned in connection with the Company’s business combination with DHC Acquisition Corp.; and (iv) any vested benefits under the Company’s employee benefits plan(s) ((i), (ii), (iii) and (iv) collectively, the “Accrued Obligations”), within the time-period required by applicable law or the parties’ agreement. In addition, Mr. Zacharski is entitled to a cash separation payment equal to $91,666.67, less all applicable payroll withholdings and deductions, payable in substantially equal installments in accordance with the Company’s normal payroll practices over the two (2) month-period following the eighth (8th) calendar day after its execution and non-revocation by Mr. Zacharski.

In addition, the Company and Mr. Zacharski entered into an amendment to his existing Option Agreement, dated March 15, 2023, as amended by that certain first amendment to Option Agreement, dated June 28, 2024, and the corresponding stock option grant notice to (i) provide for the forfeiture of 1,012,875 of Mr. Zacharski’s options to purchase shares of common stock, par value $0.0001 per share of the Company (the “Common Stock”); and (ii) reduce the exercise period of Mr. Zacharski’s 337,625 remaining options to the date that is three (3) years immediately following the Separation Date.

Furthermore, the Company agreed to take commercially reasonable efforts to file a registration statement on Form S-1 or Form S-8 with the Securities and Exchange Commission (“SEC”) covering the resale of 46,868 shares of Common Stock held by Mr. Zacharski as of the August 22, 2024 within thirty (30) days of the execution of the Separation Agreement and will take commercially reasonable efforts to cause such registration statement to be declared effective as soon as practicable thereafter.

In consideration for the separation benefits provided in the Separation Agreement, Mr. Zacharski agreed to, among other things, a general release of claims in favor of the Company and to comply with customary covenants following his resignation. Upon effectiveness of the Separation Agreement, the Company’s obligations under Mr. Zacharski’s existing employment agreement automatically terminated.

Effective upon the Separation Effective Date, Paul Chang’s title was changed to Chief Executive Officer, effective immediately, and he will have the same powers and authority as previously disclosed on the Company’s Current Report on Form 8-K filed with the SEC on May 29, 2024.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, which is filed as Exhibit 10.1 to this Report on Form 8-K and is incorporated by reference herein.

Appointment of Paul Chang as a Director

On August 21, 2024, the Board appointed Paul Chang as a Class II director of the Company, effective immediately, to fill a vacancy on the Board. There are no arrangements or understandings between Mr. Chang and any other person pursuant to which Mr. Chang was named a director of the Company. Mr. Chang does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

Mr. Chang joined BEN in May 2023 and currently serves as Chief Executive Officer for BEN. Prior to joining BEN, Mr. Chang spent 18 years at IBM where he led the GTM and product strategy as well as sales and marketing for various emerging software technologies such as AI, Blockchain, IOT/RFID, and Advanced Predictive Analytics. Mr. Chang has developed sales strategies and conducted enablement globally for IBM on emerging technologies and ensured scalability across the large company network, while working with numerous Fortune 100 companies in the pharmaceutical, industrial, automotive, financial services, and retail industries. Prior to IBM, Mr. Chang worked for several start-up companies including Corvis, an optical network company, which went public in 2000. Mr. Chang has worked closely with government agencies such as the FDA and State Board of Pharmacy to provide guidance on new technologies that can positively impact and be integrated into healthcare products and services. Mr. Chang earned his Bachelor of Science from Carnegie Mellon University. The Company believes that Mr. Chang’s significant experience with artificial intelligence, technology and product strategy well qualifies him to serve on our Board.

Item 7.01 Regulation FD Disclosure

On August 22, 2024, the Company issued a press release announcing the resignation of Mr. Zacharski and the appointment of Mr. Chang to the Board. A copy of the press release is attached as Exhibit 99.1 to this Report. The Company undertakes no obligation to update, supplement or amend the materials attached hereto as Exhibit 99.1.

The information included under Item 7.01 (including Exhibit 99.1) is furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

On August 22, 2024, the Company entered into a Fee Conversion Agreement (the “Fee Conversion Agreement”) with DHC Sponsor, LLC (“Sponsor”), pursuant to which the Company agreed to issue 151,261 shares of Common Stock (the “Conversion Shares”) at a value of $2.38 per share to Sponsor in exchange for the conversion of certain outstanding fees owed by the Company to in the amount of $360,000.

The Conversion Shares were offered and sold in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act and Regulation D (Rule 506) thereunder. The foregoing summary of the Fee Conversion Agreement is not complete and is qualified in its entirety by reference to the full text of the Fee Conversion Agreement attached as Exhibit 99.2 to this Report and is incorporated by reference herein.

Item 9.01 Exhibits and Financial Statements.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Separation and Release Agreement, dated August 22, 2024, by and between Brand Engagement Network Inc. and Michael Zacharski.

99.1	Press Release of Brand Engagement Network Inc. issued August 22, 2024 (furnished pursuant to Item 7.01).

99.2	Fee Conversion Agreement, dated August 22, 2024, by and between Brand Engagement Network Inc. and DHC Sponsor, LLC.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAND ENGAGEMENT NETWORK INC.

By:	/s/ Paul Chang
Name:	Paul Chang
Title:	Chief Executive Officer

Dated: August 22, 2024

Exhibit 10.1

SEPARATION AND RELEASE AGREEMENT

This Separation and Release Agreement (this “Agreement”) is made as of August 22, 2024, by and among Brand Engagement Network, Inc. and its Affiliates (collectively, the “Company”), and Michael Zacharski (“Employee”). The Company and Employee are hereinafter collectively referred to as the “Parties,” or individually as a “Party.” This Agreement shall become effective when it is fully executed, except as otherwise provided herein (the “Execution Date”). Capitalized terms used in this Agreement but not defined herein shall have the meaning ascribed to such terms in the Employment Agreement or the Option Agreement (each as defined below).

WHEREAS, the Parties entered into that certain Employment Agreement, effective August 16, 2023, as amended by that certain First Amendment to Employment Agreement, dated as of April 22, 2024 (the “First Amendment”), and that certain Second Amendment to Employment Agreement, dated as of June 28, 2024 (the “Second Amendment”), and all exhibits thereto, including that certain Post-Merger Employment Agreement attached to the Employment Agreement as Exhibit A (the “Post-Merger Employment Agreement” and together with the First Amendment and the Second Amendment, the “Employment Agreement”);

WHEREAS, Employee entered into that certain Option Agreement, dated March 15, 2023, by and between the Company and Employee, as amended by that certain First Amendment to Option Agreement dated June 28, 2024, and the corresponding Stock Option Grant Notice (collectively, the “Option Agreement”);

WHEREAS, Employee has most recently been employed as the Company’s Co-Chief Executive Officer (“Co-CEO”);

WHEREAS, Employee’s last day of employment with the Company was August 16, 2024 (the “Separation Date”);

WHEREAS, the Parties agree that Employee’s separation of employment shall be a mutually agreed-upon separation;

WHEREAS, as of the Separation Date, Employee no longer holds any Director or officer positions with the Company or any of its Affiliates;

WHEREAS, the Parties agree that except for the Continuing Obligations and the Surviving Provisions (each as defined below), the Company’s obligations under the Employment Agreement terminated as of the Separation Date; and

WHEREAS, the Parties desire to finally, fully and completely resolve any and all matters that now or may exist between them concerning Employee’s hiring, compensation, terms and conditions of employment with the Company and separation from the Company and all matters arising from or during Employee’s employment, including any benefits, equity, bonuses and/or compensation connected with such employment and all other matters that the Parties had or may have for any reason.

SEPARATION AND RELEASE AGREEMENT	Page 1

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

1. End of Employment. Employee’s employment and all officer positions with the Company terminated effective as of the Separation Date. Employee shall execute all documents and take such further steps as may be required to effectuate Employee’s separation from the Company and all director and officer positions, including the letter of resignation attached hereto as Exhibit A. This Agreement terminates and extinguishes all of the Company’s obligations to Employee except as specifically set forth in this Agreement. Employee agrees that Employee shall not execute any documents, make any representations, or take any other actions on behalf of the Company after the Separation Date. Regardless of whether Employee executes this Agreement, the Company will pay Employee (i) any unpaid base salary earned and accrued through the Separation Date; (ii) any accrued, unused vacation as of the Separation Date; (iii) 50% of the Merger Bonus (which equates to $250,000); and (iv) any vested benefits under the Company’s employee benefits plan(s) ((i), (ii), (iii) and (iv) collectively, the “Accrued Obligations”), within the time-period required by applicable law or the Parties’ agreement. All amounts due and payable under this Agreement shall be paid less all amounts required to be withheld by law, including all applicable federal, state and local withholding taxes and deductions. Except as stated in this Agreement or as required by applicable law, all compensation, bonuses, monies, vacation and benefits which relate to Employee’s employment or other affiliation with the Company ceased as of the Separation Date.

2. Separation Benefits. Provided that Employee executes and does not revoke this Agreement pursuant to Section 11 herein, and that Employee complies with this Agreement, in consideration of Employee’s execution of this Agreement and promises herein and release of claims set forth in Section 3, subject to Employee’s continued compliance with Employee’s obligations under Section 6 of this Agreement, the Company agrees to provide Employee with the following benefits (collectively, the “Separation Benefits”):

(a) Separation Pay. The Company shall pay Employee an amount equal to $91,666.67 (equal to two (2) months of Employee’s base salary as of the Separation Date), less applicable payroll withholdings and deductions (“Separation Pay”), payable in substantially equal installments in accordance with the Company’s normal payroll practices over the two (2) month-period following the ADEA Effective Date. The first payment will begin on the first payroll date following the ADEA Effective Date (defined below); provided, however, that if the Review Period and the ADEA Revocation Period described in Section 11 span two taxable years, payment of the Separation Pay shall not occur until the second taxable year. The Separation Pay shall not be treated as compensation under the Company’s 401(k) plan or any other benefit or retirement plan.

(b) Stock Options. The Parties mutually agree to amend the Option Agreement to (i) reduce the maximum number of shares by three-fourths of the original option shares so that three-fourths of the original option shares (1,012,875 options) shall be forfeited and no longer exercisable and Employee shall retain one-fourth of the original options (337,625 options); and (ii) reduce the option’s exercise period until the date that is three (3) years immediately following the Separation Date, as specifically set forth in the attached Second Amendment to Stock Option Agreement attached hereto as Exhibit B (the “Second Amendment to Option Agreement”).

SEPARATION AND RELEASE AGREEMENT	Page 2

The Parties agree (i) that the payments and benefits provided for in this Section 2 constitute full and fair consideration between the Parties for all of the promises and release of claims in this Agreement and to resolve any and all disputes between the Parties, and (ii) that Employee is not otherwise entitled to the consideration in Section 2 but for this Agreement.

(c) Resale Registration. The Company agrees to take commercially reasonable efforts to file a registration statement on Form S-1 or Form S-8 with the Securities and Exchange Commission covering the resale of 46,868 shares of the Company’s common stock, par value $0.0001 per share, held by Employee as of the date hereof within thirty (30) days of the execution of this Agreement and will take commercially reasonable efforts to cause such registration statement to be declared effective as soon as practicable thereafter.

3. General Release of Claims and Waiver.

(a) Release of Claims by Employee. In consideration of the promises of the Company provided herein, including, without limitation, the Separation Benefits, that being good and valuable consideration, the receipt, adequacy and sufficiency of which Employee acknowledges, Employee, on Employee’s own behalf and on behalf of Employee’s agents, administrators, representatives, executors, successors, heirs, devisees and assigns (collectively, the “Releasing Parties”) hereby fully and forever waives, releases, extinguishes and discharges the Company and each of its parents, affiliates, subsidiaries, successors and related companies, and each of their respective past, present and future owners, investors, divisions, equity holders, shareholders, stockholders, members, managers, directors, officers, executives, employees, consultants, independent contractors, attorneys, advisors, committees, employee benefit plans and committees, plan fiduciaries, insurers, agents, successors, representatives and assigns (each, a “Released Party” and collectively, the “Released Parties”), jointly and severally, from any and all claims, rights, demands, debts, obligations, losses, causes of action, suits, controversies, setoffs, affirmative defenses, counterclaims, third party actions, damages, penalties, costs, expenses, attorneys’ fees, liabilities and indemnities of any kind or nature whatsoever (collectively, the “Claims”), whether known or unknown, suspected or unsuspected, accrued or unaccrued, whether at law, equity, administrative, statutory or otherwise, and whether for injunctive relief, back pay, front pay, compensation, equity, bonuses, commissions, monies, benefits, profits interests, fringe benefits, reinstatement, reemployment, compensatory damages, punitive damages, or any other kind of damages, which any of the Releasing Parties have, had, or may have against any of the Released Parties relating to or arising out of any matter arising on or before the date this Agreement is executed by Employee. Such released Claims include, without limitation Claims related to Employee’s employment or other service relationship with the Company, including the Employment Agreement which, for the avoidance of doubt, includes the First Amendment, the Second Amendment, and the Post-Merger Employment Agreement; Employee’s terms and conditions of employment, treatment, promotions and/or demotions, compensation, equity, stock option grants, bonuses, commissions, incentive compensation, profits interests, carried interests, commissions, payments, vacation, paid time off, leaves of absence, alleged payments, securities, benefits, employment contracts, severance pay, and any other compensation or benefits Employee may or may not have received during Employee’s employment or other service relationship with the Company; Employee’s status as a Consultant, officer, Director, or stockholder of the Company; the Option Agreement and all amendments thereto, including the First Amendment to Option Agreement, the Blockchain Exchange Network, Inc. 2021 Equity Incentive Plan, the Company’s 2023 Long-Term Incentive Plan, all Stock Option Grant Notices, and all Incentive Stock Options. Employee further release all Claims arising at law or equity or sounding in contract (express or implied) or tort, including Claims for wrongful discharge, libel, slander, breach of express or implied contract or implied covenant of good faith and fair dealing; Claims arising by statute, common law or otherwise, including all Claims arising under any federal, state, local, county or municipal laws of any jurisdiction; Claims for alleged fraud, concealment, negligence, negligent misrepresentation, fraudulent inducement, promissory estoppel, quantum meruit, equitable estoppel, intentional or negligent infliction of emotional distress, violation of public policy and all other common law or tort claims; Claims for discrimination, harassment, sexual harassment, interference or retaliation and Claims arising under all laws that prohibit discrimination, interference, harassment or retaliation based on age, sex, gender, sexual orientation, race, color, ancestry, national origin, alienage or citizenship status, religion, creed, disability, medical leave, military status, veteran status, marital status, genetic information, public policy, the filing of or intent to file a workers’ compensation claim, or any other protected trait, characteristic, or activity, including, without limitation, Claims under the following laws, as amended, the Age Discrimination in Employment Act of 1967 (the “ADEA”), the Americans with Disabilities Act of 1990, the Rehabilitation Act of 1973, Title VII of the Civil Rights Act of 1964, 42 U.S.C. §1981, the Civil Rights Act of 1991, the Civil Rights Act of 1866 and/or 1871, the Equal Pay Act of 1963, the Lilly Ledbetter Fair Pay Act of 2009, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974 (“ERISA”), the Family and Medical Leave Act of 1993, the Sarbanes-Oxley Act of 2002, the Occupational Safety and Health Act, the Employee Polygraph Protection Act, the Uniformed Services Employment and Reemployment Rights Act, the Worker Adjustment and Retraining Notification Act, the Genetic Information Nondiscrimination Act, the National Labor Relations Act, the Labor Management Relations Act, the Immigration Reform and Control Act, the New York State and New York City Human Rights Laws, and any other similar or equivalent state laws, all including any amendments and their respective implementing regulations, and any other federal, state, local, or foreign law (statutory, regulatory, or otherwise) that may be legally waived and released; however, the identification of specific statutes is for purposes of example only, and the omission of any specific statute or law shall not limit the scope of this general release in any manner; and Claims for any expenses, costs or attorneys’ fees.

SEPARATION AND RELEASE AGREEMENT	Page 3

(b) Release of Claims by the Company. In consideration of the release by Employee and other consideration provided for in this Agreement, that being good and valuable consideration, the receipt, adequacy and sufficiency of which are acknowledged, the Company hereby fully releases, remises, acquits and forever discharges Employee from any and all claims, rights, demands, debts, obligations, losses, causes of action, suits, controversies, setoffs, affirmative defenses, counterclaims, third party actions, damages, penalties, costs, expenses, attorneys’ fees, liabilities and indemnities of any kind or nature whatsoever (collectively, the “Company Released Claims”), whether known or unknown, suspected or unsuspected, accrued or unaccrued, whether at law, equity, administrative, statutory or otherwise, and whether for injunctive relief, back pay, fringe benefits, bonuses, equity, commissions, carried interest, or compensatory, punitive or any other kind of damages, which the Company has had in the past or presently has against Employee, arising from or relating to Employee’s employment with the Company or the termination of his employment or any circumstances related thereto, or any other matter, cause or thing whatsoever, except for any unknown claims that relate to any alleged illegal or fraudulent conduct by Employee.

(c) No Commencement. Except as required by law, Employee agrees that Employee will not commence, maintain, initiate, or prosecute, or cause, encourage, assist, volunteer, advise or cooperate with any other person or entity to commence, maintain, initiate or prosecute, any action, lawsuit, proceeding, charge, petition, complaint or Claim before any court, agency or tribunal against the Company or any of the Released Parties arising out of or in connection with, or in any way related to, in whole or in part, Employee’s engagement or employment with the Company, the terms and conditions of Employee’s employment or engagement, or Employee’s termination from the Company or any of the matters or Claims discharged and released in this Agreement.

(d) Claims Excluded from Release. This Agreement is not intended to bar any rights or Claims (i) that may not be waived by private agreement under applicable law; (ii) for any vested benefits under the Company’s 401(k) plan (if any); (iii) relating to the options under the Option Agreement that remain outstanding and exercisable following the effective date of the Second Amendment to Option Agreement, subject to the terms of the Option Agreement, as amended, (iv) arising from this Agreement, (v) Employee’s indemnification rights, or (vi) arising from or with respect Employee’s rights as an investor in the Company.

(e) Consideration Provided by the Company. Employee acknowledges that the Severance Benefits and the Company’s release of claims as set forth in Section 3(b) constitute good and valuable consideration for Employee’s release of all claims contained in this Section 3 and Employee’s execution of the Second Amendment Option Agreement.

4. No Interference. Nothing in this Agreement is intended to interfere with Employee’s right to report possible violations of federal, state or local law or regulation to any governmental or law enforcement agency or entity, or to make other disclosures that are protected under the whistleblower provisions of federal or state law or regulation. Employee further acknowledges that nothing in this Agreement (a) is intended to interfere with Employee’s right to file a claim or charge with, or testify, assist, or participate in an investigation, hearing, or proceeding conducted by, the Equal Employment Opportunity Commission (the “EEOC”), the Securities Exchange Commission (“SEC”), the National Labor Relations Board (“NLRB”), any state human rights commission, including the New York State Division of Human Rights, or any other government agency or entity charged with enforcement of any laws or (b) limits Employee from exercising rights under Section 7 of the National Labor Relations Act (the “NLRA”), if any. In making such disclosures, Employee need not seek prior authorization from the Company and is not required to notify the Company of any such reports, disclosures or conduct. However, by executing this Agreement, Employee hereby waives the right to recover any damages or benefits in any proceeding Employee may bring before the EEOC, the NLRB, any state human rights commission, or any other government agency or entity or in any proceeding brought by the EEOC, NLRB any state human rights commission, or any other government agency or entity on Employee’s behalf with respect to any Claim released in this Agreement, except for any right Employee may have to receive a payment or award from a government agency (i.e., the SEC) for information provided to the government agency or otherwise where prohibited.

SEPARATION AND RELEASE AGREEMENT	Page 4

5. No Admission of Liability. This Agreement shall not in any way be construed as an admission by any Released Party or Employee of any acts of wrongdoing or violation of any law or legal right. Rather, the Parties specifically deny and disclaim that either has any liability to the other (other than pursuant to this Agreement) but are willing to enter this Agreement at this time to definitely resolve once and forever this matter and to avoid the costs, expense, and delay of litigation.

6. Cooperation; Continuing Obligations; Surviving Provisions.

(a) Cooperation. As a condition of the consideration in Section 2, Employee agrees to cooperate and provide reasonable assistance, at the request of the Company, in any and all investigations or other legal, equitable or business matters or proceedings which involve any matters for which Employee worked on or had responsibility during Employee’s employment or other affiliation with the Company. This includes, but is not limited to, testifying (and preparing to testify) as a witness in any proceeding or otherwise providing information or reasonable assistance to the Company in connection with any investigation, claim or suit, and cooperating with the Company regarding any litigation, investigation, claims or other disputed items involving the Company that relate to matters within Employee’s knowledge or responsibility. Specifically, Employee agrees (i) to meet with the Company’s representatives, their counsel or other designees at reasonable times and places with respect to any items within the scope of this provision; (ii) to provide truthful testimony regarding same to any court, agency or other adjudicatory body; (iii) to provide the Company with immediate notice of contact or subpoena by any non-governmental adverse party (known to Employee to be adverse to the Company or its interests); and (iv) to not voluntarily assist any such non-governmental adverse party or such non-governmental adverse party’s representatives. Employee acknowledges and understands that Employee’s obligations of reasonable cooperation under this Section 6(a) are not limited in time and may include, but shall not be limited to, the need for or availability for testimony. Employee shall receive no additional compensation for time spent assisting the Company pursuant to this Section 6(a) other than the compensation and benefits provided for in this Agreement, provided that Employee shall be entitled to be reimbursed for any reasonable out-of-pocket expenses incurred in fulfilling Employee’s obligations pursuant to this Section 6(a), and to reimbursement for all legal fees and expenses incurred in connection therewith, in each case, provided that such fees and expenses are pre-approved by the Company in writing,. Nothing in this Section 6(a) is intended to interfere with Employee’s right to engage in the conduct set forth in Section 4.

(b) Employee’s Continuing Obligations. Employee acknowledges and agrees that following the Separation Date, Employee remains subject to certain continuing obligations to the Company as set forth in the Employment Agreement, including but not limited to Employee’s obligations under the following provisions: Section 8 (“Confidential Information”), Section 10 (“Non-Compete and Business Protection Covenants”), Section 11 (“Covenant Not to Disclose”), Section 12 (“Intellectual Property”), and Section 13 (“Exit Interview”) (collectively, the “Continuing Obligations”).

(c) Employment Agreement’s Surviving Provisions. Employee acknowledges and agrees that in addition to the Continuing Obligations, the following provisions of the Employment Agreement survive the termination of the Employment Agreement and Employee’s Separation Date and remain in full force and effect according to their respective terms: Section 1 (“Definitions”), Section 14 (“Dispute Resolution; This Agreement is Subject to Arbitration”), Section 15 (“Equitable Relief”), Section 16 (“Judicial Modification”), Section 17 (“Notices”), Section 18 (“Waiver of Breach”), Section 19 (“Assignment”), Section 21 (“Partial Invalidity”), Section 22 (“Governing Law and Forum”), Section 23 (“Counterparts”) and Section 24 (“Headings, Gender, Number”) (collectively, the “Surviving Provisions”).

SEPARATION AND RELEASE AGREEMENT	Page 5

(d) The Parties acknowledge and agree that the Continuing Obligations and the Surviving Provisions survive the termination of Employee’s employment and continue in full force and effect according to their terms. Employee reaffirms and agrees to observe and abide by the terms of the Continuing Obligations and the Surviving Provisions. Employee’s compliance with the Continuing Obligations and the Surviving Provisions is a material inducement for the Company to enter into this Agreement and to provide the Separation Benefits.

7. Non-Disparagement. Employee agrees that he will not, directly or indirectly, disclose, communicate, or publish any libelous, defamatory, or disparaging information concerning the Company, its executives, officers, Board of Directors, its Affiliates, employees, operations, technology, proprietary or technical information, strategies or business whatsoever, or cause others to disclose, communicate, or publish any disparaging information concerning the same. This provision shall not preclude Employee from providing truthful testimony in a court of law or a government investigation. Nothing in this Section 7 is intended to interfere with Employee’s right to engage in the conduct set forth in Section 4. The Company agrees that the Company’s Chief Executive Officer, Chief Financial Officer, Chief Information Officer, and Board of Directors will not, directly or indirectly, disclose, communicate, or publish any libelous, defamatory, or disparaging information concerning Employee.

8. No Assignment of Claims and Binding Effect. Employee has not transferred or assigned, to any person or entity, any Claim involving the Company or the Released Parties, or any portion thereof or interest therein. This Agreement shall be legally binding upon and shall inure to the benefit of each of the Parties and their respective successors, assigns, executors, administrators, heirs and legal representatives. The Parties agree that the Released Parties are express third-party beneficiaries of this Agreement.

9. Severability and Waiver. Should any provision of this Agreement be declared or determined to be illegal or invalid by any governmental agency or court of competent jurisdiction, the validity of the remaining parts, terms or provisions of this Agreement shall not be affected and such provisions shall remain in full force and effect. Upon any finding by any governmental agency or court of competent jurisdiction that Section 3 above is illegal or invalid, the Parties agrees to execute a valid and enforceable general release. This Agreement may not be waived, modified, amended, supplemented, canceled or discharged, except by written agreement of the Parties. Failure to exercise and/or delay in exercising any right, power or privilege in this Agreement shall not operate as a waiver. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the Parties.

10. Breach of Agreement. In the event Employee breaches any portion of this Agreement, including, without limitation, the Continuing Obligations or the Surviving Provisions, the Company may recover attorneys’ fees, expenses and costs the Company incurs in such action; and/or recover any and all other damages to which the Company may be entitled at law or in equity as a result of a breach of this Agreement.

SEPARATION AND RELEASE AGREEMENT	Page 6

11. Knowing and Voluntary Waiver; Consideration and Revocation Periods. Employee, by Employee’s free and voluntary act of signing below, acknowledges that (a) Employee has been given a period of twenty-one (21) calendar days (“Review Period”) to consider whether to agree to the terms contained herein; (b) Employee has been advised by this writing to consult with an attorney (at Employee’s own expense) prior to executing this Agreement; (c) Employee understands that this Agreement specifically releases and waives all rights and claims Employee may have under the ADEA prior to the date on which Employee signs this Agreement; and (d) Employee agrees to all of the terms of this Agreement and intends to be legally bound thereby. The Parties agree that any changes to this Agreement, whether material or immaterial, will not restart the running of the Review Period. Employee understands that Employee has the right to use as much or as little of the Review Period as Employee wishes before executing this Agreement. The signed Agreement must be returned to the Company, (i) 145 E. Snow King Ave. – PO Box 1045, Jackson, WY 83001, Attn: Legal Department, with a copy via email to Legal@beninc.ai, or (ii) to be completed by DocuSign or (iii) returned via email to Raquel.Alvarenga@haynesboone.com with a copy to Matt.Fry@haynesboone.com by or before the end of the Review Period.

For a period of seven (7) calendar days after Employee signs this Agreement (the “ADEA Revocation Period”), Employee may revoke Employee’s agreement to release any rights or Claims Employee may have under the ADEA only, by indicating in writing to the Company, 145 E. Snow King Ave. – PO Box 1045, Jackson, WY 83001, Attn: Legal Department, with a copy via email to Legal@beninc.ai, Employee’s intention to revoke. If Employee exercises Employee’s right to revoke hereunder, Employee shall forfeit Employee’s right to receive the Separation Benefits, except for the sum of $1,000 (the “Release Consideration”), which Employee agrees is sufficient consideration for the release of remaining claims in Section 3. Employee understands that the Company’s obligation to provide the Separation Benefits does not become effective until after ADEA Revocation Period has expired without revocation by Employee. This Agreement as it pertains to Employee’s release of ADEA Claims shall become irrevocable, effective and enforceable on the eighth (8th) calendar day after its execution and non-revocation by Employee (“ADEA Effective Date”). Except for the release of ADEA Claims by Employee, all other provisions of this Agreement or parts thereof, including the release in Section 3, and the Company’s obligation to pay the Release Consideration, shall become effective and enforceable on the Execution Date (as defined above) according to their respective terms. In the event of revocation by Employee, the Company shall pay Employee the Release Consideration in a single lump sum payment within thirty (30) calendar days of the date of revocation by Employee.

12. Disclaimer of Reliance. EACH PARTY ACKNOWLEDGES AND AGREES THAT IT IS NOT RELYING ON ANY STATEMENT, REPRESENTATION OR PROMISE OF ANY OTHER PARTY, NOR ITS AGENTS, REPRESENTATIVES, OR EMPLOYEES, TO INDUCE IT TO ENTER INTO THIS AGREEMENT, EXCEPT TO THE EXTENT SPECIFICALLY SET FORTH IN THIS AGREEMENT AND IS KNOWINGLY WAIVING ANY CLAIM THAT THIS AGREEMENT WAS INDUCED BY MISTAKE, FRAUD, MISREPRESENTATION, OR NONDISCLOSURE. EACH PARTY REPRESENTS THAT IT IS RELYING SOLELY AND ONLY ON ITS OWN JUDGMENT IN ENTERING INTO THIS AGREEMENT.

SEPARATION AND RELEASE AGREEMENT	Page 7

13. Known Violations. Employee agrees that, to the extent Employee is aware of conduct by anyone while engaged with, employed by or representing the Company that gives Employee a belief, concern or suspicion that a violation of any state or federal law, regulation or any policy of the Company, Employee has reported such belief, concern or suspicion to the Company. If Employee has not reported this information as of the date of this Agreement, Employee agrees Employee does not know of any such conduct. Employee understands that the Company has a strict policy against retaliation for reporting such information, and Employee has not withheld such information by reason of any concerns about retaliation. Employee acknowledges and understands that nothing in this provision is intended to interfere with Employee’s right to engage in the conduct set forth in Section 4.

14. Return of Company Property. Employee agrees that by the Execution Date, Employee shall, to the extent not previously returned or delivered, without copying or retaining any copies: (a) return all equipment, records, files, documents, data, computer programs, programs or other materials and property in Employee’s possession which belong to the Company, including, without limitation, all computer access codes, messaging devices, credit cards, cell phones, laptops, computers and related equipment, keys and access cards; and (b) deliver all original and copies of Confidential Information (defined above), notes, materials, records, reports, plans, data or other documents, files or programs (whether stored in paper form, computer form, digital form, electronically or otherwise or on Employee’s personal computer or any other media) that relate or refer to the Company, or (2) the Company’s financial information, financial data, financial statements, personnel information, business information, strategies, sales, customers, suppliers, or similar information. The Parties agree that Employee has already returned all Company Property within Employee’s possession of which they are aware. Should Employee later discover additional items described or referenced in subsections (a) or (b) above, Employee shall promptly notify the Company and return/deliver such items to the Company, at the Company’s expense.

15. Waiver of Jury Trial. THE PARTIES SPECIFICALLY WAIVE THEIR RIGHT TO A TRIAL BY JURY IN CONNECTION WITH ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR EMPLOYEE’S EMPLOYMENT OR OTHER ENGAGEMENT WITH THE COMPANY OR OTHERWISE.

16. Acknowledgments and Representations.

(a) Employee acknowledges and represents that Employee has not been denied any leave, benefits or rights to which Employee may have been entitled under any other federal or state law.

(b) Employee acknowledges and represents that, as of the date of this Agreement and except as expressly provided in this Agreement, Employee has been paid all wages, bonuses, compensation, equity, interests, paid time off and benefits related to Employee’s employment or engagement with the Company.

(c) Employee acknowledges and represents that Employee has not suffered any on the job injury for which Employee has not already filed a claim.

SEPARATION AND RELEASE AGREEMENT	Page 8

(d) Employee acknowledges and represents that Employee has had the opportunity to provide the Company with written notice of any and all concerns regarding suspected ethical and/or compliance issues or violations on the part of the Company or any other Released Party.

17. Entire Agreement. This Agreement, including the Continuing Obligations and the Surviving Provisions, and the Option Agreement, as amended, constitute the entire agreement and understanding between the Parties and fully supersede all prior and contemporaneous negotiations, understandings, representations, writings, discussions and/or agreements between the Parties, whether written or oral, pertaining to or concerning the subject matter of this Agreement. No oral statements or other prior written material not specifically incorporated into this Agreement shall be of any force or effect, and no changes in or additions to this Agreement shall be recognized, unless incorporated into this Agreement by written amendment, such amendment to become effective on the date stipulated in it. Any amendment to this Agreement must be signed by all Parties to this Agreement.

18. Counterparts; Construction. This Agreement may be executed by the Parties in multiple counterparts, whether or not all signatories appear on these counterparts (including via electronic signatures and exchange of PDF documents via email), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The Parties agree that the language in this Agreement shall, in all cases, be construed as a whole, according to its fair meaning, and not strictly for, or against, either of the Parties.

19. Withholding of Taxes and Other Employee Deductions. The Company may withhold from any payments made pursuant to this Agreement all federal, state, local, and other taxes and withholdings as may be required pursuant to any law or governmental regulation or ruling.

20. Section 409A. Neither this Agreement nor the payments provided hereunder are intended to constitute “deferred compensation” subject to the requirements of Section 409A of the Internal Revenue Code of 1986 and the Treasury regulations and interpretive guidance issued thereunder (collectively, “Section 409A”), and this Agreement shall be construed and administered in accordance with such intent. For purposes of Section 409A, each installment payment provided under this Agreement shall be treated as a separate payment. Notwithstanding the foregoing, the Company makes no representations that this Agreement or the payments provided under this Agreement complies with or is exempt from the requirements of Section 409A and in no event shall the Company or any other Released Party be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by Employee on account of non-compliance with Section 409A.

{Remainder of Page Intentionally Left Blank.

Signature Page Follows.}

SEPARATION AND RELEASE AGREEMENT	Page 9

By executing this Agreement, Employee acknowledges that: (i) Employee has considered the terms of this Agreement; (ii) Employee has been advised to consult with an attorney prior to executing this Agreement (at his own expense); (iii) Employee has read this Agreement and fully understands its terms and their import and further understands that this Agreement includes a release of all claims, including a release of claims under the ADEA; (iv) the consideration provided for herein is good and valuable; and (v) Employee is entering into this Agreement voluntarily, deliberately of Employee’s own free will, with all the information needed to make an informed decision to enter this Agreement, and without any coercion, undue influence, threat, or intimidation of any kind or type whatsoever.

ACCEPTED AND AGREED BY:

EMPLOYEE:	Signature:	/s/ Michael Zacharski

	Name:	Michael Zacharski

	Date:	August 22, 2024

THE COMPANY:	BRAND ENGAGEMENT NETWORK, INC.

	By:	/s/ Paul Chang

	Printed Name:	Paul Chang

	Title:	Chief Executive Officer

	Date:	August 22, 2024

{Signature Page to

Separation and Release Agreement}

Exhibit A

Letter of Resignation

Exhibit A to

Separation and Release Agreement

August 22, 2024

VIA EMAIL – Legal@beninc.ai

Brand Engagement Network Inc.

145 E. Snow King Avenue - PO Box 1045

Jackson, WY 83001

Attn: Legal Department

Re: Letter of Resignation

Dear Members of the Board:

I hereby tender my resignation from all director and officer positions I currently hold with Brand Engagement Network Inc. (the “Company”) and any of its subsidiaries and affiliates with immediate effect. My resignation is not in connection with any disagreement with the Company on any matter relating to the Company’s operations, policies or practices, or any other matter.

Sincerely,

Michael Zacharski

Exhibit B

Second Amendment to Option Agreement

Exhibit B to

Separation and Release Agreement

SECOND AMENDMENT

TO

OPTION AGREEMENT

This Second Amendment to Option Agreement (this “Second Amendment”) is hereby made and entered into as of August 22, 2024 (the “Effective Date”), by and between Brand Engagement Network Inc. (the “Company”) and Michael Zacharski (the “Participant”). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in that certain Option Agreement, dated March 15, 2023, by and between the Company and the Participant, as amended by that certain First Amendment to Option Agreement dated June 28, 2024,and the corresponding Stock Option Grant Notice (collectively, the “Option Agreement”) and in the Blockchain Exchange Network, Inc. 2021 Equity Incentive Plan.

WHEREAS, the Option Agreement may only be amended by a writing signed by the parties thereto; and

WHEREAS, the Company and the Participant mutually desire to amend the Option Agreement to reduce the maximum number of shares by three-fourths of the original option shares (so that 1,012,875 options shall be forfeited and no longer exercisable) and reduce the option’s exercise period until the date that is three years following the Participant’s termination of Continuous Service.

NOW, THEREFORE, in consideration of the mutual promises, conditions, and covenants contained herein and in the Option Agreement, and other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1. Effective as of the Effective Date, Section 4 of the Stock Option Grant Notice corresponding to the Option Agreement is hereby amended by deleting said section in its entirety and substituting in lieu thereof the following new Section 4:

4.	Maximum Number of Shares for which this Option is exercisable:	337,625 (THREE HUNDRED THIRTY-SEVEN THOUSAND SIX HUNDRED TWENTY-FIVE)

2. Effective as of the Effective Date, Section 8 of the Option Agreement is hereby amended by deleting said section in its entirety and substituting in lieu thereof the following new Section 8:

8. Term. You may not exercise your option before the Date of Grant or after the expiration of the option’s terms. The term of your option expires upon the Option Expiration Date indicated in your Stock Option Grant Notice, or if earlier, on the date that is three (3) years after your termination of Continuous Service. This provision supersedes in its entirety any contrary provision, including, but not limited to, any contrary provision of (i) the Option Agreement, (ii) the Plan, including, but not limited to, Sections 5(g), (i), and (k) of the Plan, (iii) any applicable subsequent or replacement incentive plan including, but not limited to, to the extent applicable, the Brand Engagement Network, Inc. 2023 Long-Term Incentive Plan and Section 7.1 thereof, and (iv) any other provision that operates to accelerate the expiration of your option from the Option Expiration Date in your Stock Option Grant Notice.

If your option is an Incentive Stock Option, note that to obtain the federal income tax advantages associated with an Incentive Stock Option, the Code requires that at all times beginning on the Date of Grant and ending on the day three (3) months before the date of your option’s exercise, you must be an employee of the Company or an Affiliate, except in the event of your death or Disability. The Company has provided for extended exercisability of your option under certain circumstances for your benefit but cannot guarantee that your option will necessarily be treated as an Incentive Stock Option if you continue to provide services to the Company or an Affiliate as a Consultant or Director after your employment terminates or if you otherwise exercise your option more than three (3) months after the date your employment with the Company or an Affiliate terminates.

3. Except as expressly amended by this Amendment, the Option Agreement shall continue in full force and effect in accordance with the provisions thereof.

4. This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which, taken together, shall constitute a single agreement.

********

1

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment, effective as of the Effective Date.

BRAND ENGAGEMENT NETWORK, INC.

By:
Name:
Title:

Participant:

Name:	Michael Zacharski

{Signature Page to

Second Amendment to Option Agreement}

Exhibit 99.1

BEN Promotes Paul Chang to CEO

JACKSON, WY – August 22, 2024 – Brand Engagement Network Inc. (“BEN”) (Nasdaq: BNAI), an emerging provider of safe and secure customer engagement AI, today announced the promotion of Paul Chang to CEO. In his new role, Paul’s unique expertise, and his long-term experience on BEN’s leadership team, will enable a seamless continuation of operations and execution of the company’s ongoing strategy. With Chang’s promotion, BEN Co-CEO Michael Zacharski will step down from his position with the company.

“I am excited and grateful for this opportunity to lead BEN through its next stage of growth,” said Paul Chang, CEO of BEN. “As we carry on our goal of elevating customer experiences and engagements with AI assistant technology, BEN is well positioned to continue pursuing strategic initiatives and partnerships that scale the company to new heights and provide increased value to our partners and customers.”

“In my former role as CEO and most recently Co-CEO of BEN, Paul and I worked closely together to develop and drive the strategy that has led the company to its current level,” said Michael Zacharski. “I am excited to see Paul take the reins as the new CEO, and for the company to continue to flourish under his leadership.”

About BEN

BEN (Brand Engagement Network) is a leading provider of conversational AI technology and human-like AI avatars headquartered in Jackson, WY. BEN delivers highly personalized, multi-modal (text, voice, and vision) AI engagement, with a focus on industries where there is a massive workforce gap and an opportunity to transform how consumers engage with networks, providers, and brands. The backbone of BEN’s success is a rich portfolio of conversational AI applications that drive better customer experience, increased automation and operational efficiencies. Powered by a proprietary large language model developed based on years of research and development from leading experts in AI and advanced security methodologies, BEN seeks to partner with companies with complementary capabilities and networks to enable meaningful business outcomes.

Additional information about BEN can be found here: https://beninc.ai/.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are not historical facts, and involve risks and uncertainties that could cause actual results of BEN to differ materially from those expected and projected. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “anticipates,” “believes,” “continue,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” or “would,” or, in each case, their negative or other variations or comparable terminology.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside BEN’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to, the risk factors that are described under the section titled “Risk Factors” in BEN’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q subsequently filed with the Securities and Exchange Commission.

BEN cautions that the foregoing list of factors is not exclusive. BEN cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. BEN does not undertake nor does it accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, and it does not intend to do so unless required by applicable law. Further information about factors that could materially affect BEN, including its results of operations and financial condition, is set forth under “Risk Factors” in BEN’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q subsequently filed with the Securities and Exchange Commission.

BEN Contacts

Investors:

Ryan Flanagan, ICR

ryan.flanagan@icrinc.com

Media:

Dan Brennan, ICR

dan.brennan@icrinc.com

Exhibit 99.2

FEE CONVERSION AGREEMENT

This Fee Conversion Agreement (the “Agreement”) is dated as of August 22, 2024 (the “Effective Date”) by and between DHC Sponsor, LLC, a Delaware limited liability company (“Sponsor”) and Brand Engagement Network Inc., a Delaware corporation (the “Company”), with reference to the following facts:

WHEREAS, as of the Effective Date, the Company owes to the Sponsor $360,000 in administrative fees and expenses (the “Fees”) incurred in connection with the Company’s business combination by and among DHC Acquisition Corp., a Cayman Islands exempted company, Brand Engagement Network Inc., a Wyoming corporation, BEN Merger Subsidiary Corp., a Delaware corporation and a direct, wholly owned subsidiary of DHC Acquisition Corp., and Sponsor which closed on March 14, 2024 (the “Business Combination”);

WHEREAS, the Company desires to convert the Fees into shares of the Company’s common stock, par value $0.0001 (the “Common Stock”), and the Company desires to issue such shares of Common Stock to the Sponsor in order to satisfy and discharge in full the Company’s obligations to pay the Fees owed by the Company to the Sponsor;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Sponsor and the Company agree as follows:

1. Conversion to Common Stock. As of the Effective Date, the Fees shall be converted into shares of Common Stock at a price per share equal of $2.38 for an aggregate 151,261 shares of Common Stock (the “Conversion Shares”). Upon the Effective Date, the Company shall instruct its transfer agent to issue the Conversion Shares to the Sponsor as promptly as commercially practicable, and the Sponsor hereby be deemed to have acknowledged the repayment of the Fees.

2. Sponsor Representations. The Sponsor and the Company are causing the issuance of the Conversion Shares by the Company to the Sponsor in reliance upon the following representations made by the Sponsor:

(a) Sponsor acknowledges and agrees that the Conversion Shares are characterized as “restricted securities” under the Securities Act of 1933 (as amended and together with the rules and regulations promulgated thereunder, the “Securities Act”) and that, under the Securities Act and applicable regulations thereunder, such securities may not be resold, pledged or otherwise transferred without registration under the Securities Act or an exemption therefrom. Sponsor acknowledges and agrees that (i) the Conversion Shares are being offered in a transaction not involving any public offering in the United States within the meaning of the Securities Act, and the Conversion Shares have not yet been registered under the Securities Act, and (ii) such Conversion Shares may be offered, resold, pledged or otherwise transferred only in a transaction registered under the Securities Act, or meeting the requirements of Rule 144, or in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company so requests) and in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction.

(b) Sponsor acknowledges and agrees that (i) the registrar or transfer agent for the Conversion Shares will not be required to accept for registration or transfer any shares except upon presentation of evidence satisfactory to the Company that the restrictions on transfer under the Securities Act have been complied with and (ii) any shares of Common Stock, whether in the form of definitive physical certificates or in book-entry, will bear a restrictive legend.

(c) Sponsor acknowledges and agrees that: (a) the Conversion Shares have not been registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering; (b) Sponsor is acquiring Conversion Shares solely for its own account for investment purposes, and not with a view to the distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; (c) Sponsor is a sophisticated purchaser with such knowledge and experience in business and financial matters that it is capable of evaluating the merits and risks of purchasing the Conversion Shares; (d) Sponsor has had the opportunity to obtain from the Company such information as desired in order to evaluate the merits and the risks inherent in holding the Conversion Shares; (e) Sponsor is able to bear the economic risk and lack of liquidity inherent in holding the Conversion Shares; (f) Sponsor is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act; and (g) Sponsor either has a pre-existing personal or business relationship with the Company or its officers, directors or controlling persons, or by reason of the Company’s business or financial experience, or the business or financial experience of their professional advisors who are unaffiliated with and who are not compensated by the Company, directly or indirectly, have the capacity to protect their own interests in connection with the acquisition of the Conversion Shares.

(d) Sponsor’s investment in the Company pursuant to this Agreement is consistent, in both nature and amount, with Sponsor’s overall investment program and financial condition.

(e) Sponsor acknowledges that upon the issuance of the Conversion Shares that all obligations of the Company in connection with the Business Combination shall be satisfied in full, and the Fees shall be deemed repaid.

(f) Sponsor’s principal residence is in the State of Delaware.

3. Miscellaneous.

(a) This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware.

(b) This Agreement constitutes the entire agreement between the parties and supersedes all prior oral or written negotiations and agreements between the parties with respect to the subject matter hereof. No modification, variation or amendment of this Agreement (including any exhibit hereto) shall be effective unless made in writing and signed by both parties.

(c) Each party to this Agreement hereby represents and warrants to the other party that it has had an opportunity to seek the advice of its own independent legal counsel with respect to the provisions of this Agreement and that its decision to execute this Agreement is not based on any reliance upon the advice of any other party or its legal counsel. Each party represents and warrants to the other party that in executing this Agreement such party has completely read this Agreement and that such party understands the terms of this Agreement and its significance. This Agreement shall be construed neutrally, without regard to the party responsible for its preparation.

(d) Each party to this Agreement hereby represents and warrants to the other party that (i) the execution, performance and delivery of this Agreement has been authorized by all necessary action by such party; (ii) the representative executing this Agreement on behalf of such party has been granted all necessary power and authority to act on behalf of such party with respect to the execution, performance and delivery of this Agreement; and (iii) the representative executing this Agreement on behalf of such party is of legal age and capacity to enter into agreements which are fully binding and enforceable against such party.

(e) No fractional shares will be issued upon the conversion the Fees. If the Sponsor would otherwise be entitled to fractional shares, any fractional shares shall be rounded to the nearest whole number of shares.

(f) This Agreement may be executed in any number of counterparts and may be delivered by facsimile transmission, all of which taken together shall constitute a single instrument.

IN WITNESS WHEREOF, this Agreement is effective as of the Effective Date.

COMPANY:

BRAND ENGAGEMENT NETWORK INC.,
a Delaware corporation

By:	/s/ Paul Chang
Name:	Paul Chang
Title:	Chief Executive Officer

SPONSOR:

DHC SPONSOR, LLC,
a Delaware limited liability company

By:	/s/ Christopher Gaertner
Name:	Christopher Gaertner
Title:	Manager

Signature Page to Fee Conversion Agreement